SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 27, 2004

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 SCIENCE CENTER DRIVE,
                              SAN DIEGO, CALIFORNIA
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)

     Item 4. Changes in Registrant's Certifying Accountant.


     Ligand Pharmaceuticals Incorporated (Ligand) has received notice from Deloitte & Touche LLP that, effective upon the filing of Ligand's Form 10-Q for the period ended June 30, 2004, Deloitte & Touche LLP will resign as the independent auditors of the company. Ligand has been informed by Deloitte & Touche LLP that the reasons for its action are not related to any disagreements between Ligand and Deloitte & Touche LLP on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. The Audit Committee of Ligand's Board of Directors is currently in the process of selecting a new independent registered public accounting firm for the third quarter and fiscal year ending December 31, 2004.


     The reports of Deloitte & Touche LLP on Ligand's financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the period from October 31, 2000, the date Deloitte & Touche LLP was engaged as Ligand's independent registered public accounting firm, through June 30, 2004, there have been no disagreements between Ligand and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.


     During the period from October 31, 2000 through June 30, 2004, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. Ligand has provided to Deloitte & Touche LLP a copy of this disclosure and has requested Deloitte & Touche LLP to furnish Ligand with a letter addressed to the Securities and Exchange Commission stating whether Deloitte & Touche LLP agrees with the statements made by Ligand in this report. Deloitte & Touche LLP letter is attached as Exhibit 16.1.


Item 7.  Exhibits

EXHIBIT  NUMBER            DESCRIPTION
   16.1                    Letter from Deloitte & Touche LLP to the Securities
                           and Exchange Commission dated 3 August 2004.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.


                                     LIGAND PHARMACEUTICALS INCORPORATED




Date : August 3, 2004       By:      /S/WARNER R. BROADDUS
                            Name:    Warner R. Broaddus
                            Title:   Vice President, General Counsel & Secretary